Exhibit 10.3(n)

FIRST AMENDMENT TO THE

BLOCKBUSTER INC.

AMENDED AND RESTATED

1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

THIS FIRST AMENDMENT (the “First Amendment”) to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan, as amended through October 6, 2004 (the “Plan”), is made and is effective August 5, 2008 (the “Effective Date”), by Blockbuster Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, Article XI of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan in certain circumstances without the consent of stockholders or participants; and

WHEREAS, the Board has determined that it is desirable to amend the Plan in order to clarify that Stock Appreciation Rights (as defined in the Plan) may, upon exercise, be settled in cash or, in the discretion of the Committee (as defined in the Plan), in shares of the Company’s Class A common stock, par value $.01 per share (“Common Stock”), or other securities of the Company.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below.

1. The definition of “Stock Appreciation Right” in Section 1.2(oo) of the Plan is hereby deleted and replaced in its entirety with the following:

(oo) “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article III to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified exercise price, as determined in accordance with Article III of the Plan and subject to such other terms and conditions as are set forth in the Plan and in the applicable Agreement. Stock Appreciation Rights may be Tandem Stock Appreciation Rights or Stand-Alone Stock Appreciation Rights and payment by the Company upon a Participant’s exercise of a Stock Appreciation Right shall be made in cash or, in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee, or in combination of cash, shares or such other securities.

2. Section 3.3 of the Plan is hereby deleted and replaced in its entirety with the following:

Section 3.3 Stand-Alone Stock Appreciation Rights

The Committee may grant Stand-Alone Stock Appreciation Rights on the terms and conditions set forth in the Plan and on such other terms and conditions as the Committee shall establish at the time of grant, including the satisfaction of any Performance Goal requirements established by the Committee. The Committee shall establish an exercise price at the time any Stand-Alone Stock Appreciation Right is granted; provided that, such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. A Stand-Alone Stock Appreciation Right shall entitle the holder thereof to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price for the Stock Appreciation Right multiplied by the number of rights exercised. Payment by the Company upon a Participant’s exercise of a Stand-Alone Stock Appreciation Right shall be made in cash or, in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee, or in a combination of cash, shares or such other securities. If the Committee chooses to issue Common Stock upon a Participant’s exercise of a Stand-Alone Stock Appreciation Right, the Participant shall have the right to receive a number of shares of Common Stock equal to (i) the product of (A) the excess of (I) the Fair Market Value of one share of Common Stock on the date of exercise over (II) the exercise price for such Stand-Alone Stock Appreciation Right, multiplied by (B) the number of rights as to which the Award is being exercised, and divided by (ii) the Fair Market Value of one share of Common Stock on the date of exercise. Further, in the event a Stand-Alone Stock Appreciation Right is paid in shares of Common Stock or other securities of the Company, one or more stock certificates for the appropriate number of shares of Common Stock or other securities shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided, however, that any certificates shall bear legends as the Committee, in its sole discretion, may determine necessary or advisable in order to comply with applicable federal or state securities laws. The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article IX.

Stand-Alone Stock Appreciation Rights shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant). A Participant shall vest in Stand-Alone Stock Appreciation Rights over such time and in such increments as the Committee shall determine and specify in a vesting schedule set forth in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant). The Committee may, however, accelerate the time at which a Participant vests in his or her Stand-Alone Stock Appreciation Rights.

NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date.

BLOCKBUSTER INC.

By:	/s/ Kim Alleman
Kim Alleman, Senior Vice President